SALES AGENT AGREEMENT

1.  Appointment  and  Acceptance.  Subject  to  the terms and conditions of this
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Agreement,  PAETEC  authorizes  Agent  to  serve  as a non-exclusive independent contractor to procure customers for PAETEC's various telecommunications products and services as described in the attached Schedule A hi the territory identified hi the attached Schedule D (the 'Territory"). Agent accepts such appointment and represents to PAETEC that it has all licenses, consents, approvals, authorizations, qualifications, and/or registrations necessary to lawfully procure customers for PAETEC in the Territory pursuant to the terms of this Agreement, and that it is not prohibited in any way from entering into or performing this Agreement by any other agreement, commitment, law. or regulation. Agent agrees to use its best efforts to solicit and procure orders on behalf of PAETEC, and expressly acknowledges that it is granted no right, privilege, or authority to offer for sale any of PAETEC's products or services outside of the Territory.

2.     Term  and  Termination.
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     (a)  This  Agreement  shall commence on the date set forth at the beginning and shall continue in full force and effect until terminated (i) by either party on thirty (30) days prior written notice to the other or (ii) as provided below.
     (b) If either party breaches any provision of this Agreement, The other party may give written notice of such breach. If the breach is not cured within ten (1.0) days of receipt of the notice, the non-breaching party may immediately terminate this Agreement without liability for such termination.
     (c) PAETEC shall have the right to terminate this Agreement immediately upon written notice to Agent in the event of (i) any misrepresentation made by Agent to any customer or prospective customer relating to PAETEC's products or services; (ii) any fraudulent activity on the part of Agent; or (iii) any violation of Section 5 of this Agreement by Agent.
     (d) Upon any termination of this Agreement, Agent shall immediately return to PAETEC the originals and all copies of any information, documents, and other materials provided to it by PAETEC.

3.  Acceptance  of  Orders. All orders procured by Agent for PAETEC products and
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services  shall  be  subject  to  the  written  acceptance of PAETEC in its sole discretion before such orders shall become final and binding. Agent shall have no signatory authority to bind PAETEC to any agreement, and PAETEC reserves the right to reject any order submitted by Agent. Agent shall advise all customers and prospective, customers of the

4.  Pricing/Terms  of  Service.  The  prices and terms and conditions of sale of
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PAETEC's products and services shall be set by PAETEC. PAETEC expressly reserves
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the  right to change the prices, lams, and conditions of sale, and/or to expand, reduce, or modify the products and services H offers, at any time without prior notice to Agent. Agent agrees that it shall not impose any direct or indirect charge on customers relating to PAETEC's products and services without PAETEC's prior written consent. Agent further agrees that it will make no warranties or representations about PAETEC's products and services other than those specifically authorized by PAETEC.

5. Customers. All customers accepted by PAETEC under this Agreement shah1 be and
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shall  remain  customers  of PAETEC with respect to PAETEC services. Agent shall not terminate, attempt to terminate, or otherwise interfere in any way with PAETEC's relationship with any such customer without the prior written consent of PAETEC. If Agent violates this prohibition during the term of this Agreement, PAETEC may terminate this Agreement pursuant to Section 2(c) above, if Agent violates this prohibition after this Agreement has been terminated, any obligation of PAETEC to pay residual commissions to Agent shall immediately and irrevocably terminate.
     (a) Agent shall be paid commissions under the terms and conditions set forth below and on the attached Schedule A within thirty (30) days following the month in which customers procured hereunder are invoiced by PAETEC, Commission payments shall be based on "Net Billed Revenue" (as defined on Schedule A) and may be accrued until such time as the total payment exceeds $100.00.
     (b) Except in cases where this Agreement is terminated by PAETEC in accordance with Section 2(b) or 2(t), Agent shall be entitled to receive commissions for products and services provided by PAETEC to customers procured hereunder for as long as such customers remain customers of PAETEC. In the event of termination pursuant to Section 2(b) or 2(c), PAETEC shall cease to pay commissions to Agent as of the date of termination.
     (c) A commission report will be provided to Agent with each commission payment and will (i) reflect those customers procured by Agent for PAETEC during the term of this Agreement and (ii) reflect Net Billed revenue for such customer usage for the applicable month.
     (d) Agent shall not be entitled to commissions on customer invoices which remain unpaid for greater than ninety (90) days from the date of the invoice. Accordingly, PAETEC shall have the right to deduct or offset from Agent's commission payments on an ongoing basis, and to retain such deductions or offsets for PAETEC's own account, any commission payments previously made to Agent relating to invoices which are not paid by the customer within this stated ninety (90) day period.
     (e) The commission percentages set forth in Schedule A are valid only on standard PAETEC products arid services. Commissions on non-standard products and services will be determined on a case-by-case basis.
     (f) The commission percentages set forth in Schedule A are subject to change at PAETEC's discretion. Any changes shall not retroactively affect any obligation incurred prior to the date of such change. PAETEC shall notify Agent at least ninety (90) days prior to any such change.
     (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Agent acknowledges and expressly agrees that the commission percentages set forth in Schedule A are at the Master Agent level and are based on commitments from Agent that it will have total billings of at least $20,000.00 in monthly revenue within six (6) months and $50,000.00 in monthly revenue within twelve (12) months from the date of this Agreement, If Agent fails to meet this revenue threshold, PAETEC shall have the right to immediately and retroactively reduce all of Agent's accounts from the Master Agent commission percentages to PAETEC's standard agent commission percentages, and to deduct from nature commission payments due to Agent any and all overpayments made to Agent based on previous commissions paid to Agent at the Master Agent level versus the standard agent commission level. If such action is taken by PAETEC and Agent thereafter exceeds the threshold of $50,000.00 PAETEC will from that point forward increase Agent's total commission percentages to the Master Agent level. Commission percentages will not then be reduced from the Master Agent level unless Agent's total billings drop below $40,000.00 in any given month.

7.  Withholding.  Agent  shall  provide  PAETEC  with  a  completed 1RS form W-9
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indicative  of  Agent's  tax  status.  Failure  to  do so will require PAETEC to withhold twenty percent (20%) of all commissions exceeding $600.00 in any calendar year.

8.  Independent Contractors. The relationship created by this Agreement shall be
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that  of independent contractor and not of employer and employee or partners. As independent contractors, the parties shall not have, or hold themselves out as having, the power or authority to bind or create liability for the other by their intentional or negligent acts. Agent shall be solely responsible For and shall pay all its expenses incurred in connection with the performance of its duties under this Agreement and shall not be entitled to receive any fringe benefits or other benefits of any kind provided by PAETEC to its employees. Agent shall be solely responsible for the payment of all taxes (including estimated taxes) payable with respect to commissions earned by it pursuant to this Agreement.

9.  Employment of Additional Personnel. Agent may hire salesmen or sub-agents to
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assist  Agent  in  its  performance of this Agreement, provided that in so doing
Agent shall act individually and not as agent for PAETEC. In no event shall such personnel be considered PAETEC employees, nor shall PAETEC be responsible for their compensation, payroll taxes, withholding, direction or control.

10.  Confidentiality. Agent shall keep confidential all information disclosed by
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PAETEC  to  Agent  for  purposes  of  this Agreement. All such information shall remain the sole and exclusive property of PAETEC, and it may not be directly or indirectly disseminated to any third party without the prior written consent of PAETEC.

11.  Intellectual  Property/Approval of Advertising. Agent agrees that PAETEC is
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the  exclusive  owner  of all trademarks and tradenames relating to the products and services provided by PAETEC. Agent may use such trademarks and tradenames only for the purpose of advertising and promoting PAETEC's products and services, and Agent shall acquire no proprietary or other rights with respect to such tradenames, trademarks or other intellectual property of PAETEC. All advertising by Agent regarding PAETEC's products and services is subject to PAETEC's prior written approval.

12.   Indemnification  and  Limitation  of  Liability.
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     (a)  Each  party  shall indemnify, defend, and hold harmless the other from and against any and all claims, losses, damages, costs, and expenses (including reasonable attorney's fees) arising out of or alleged to have been caused by their respective negligent, willful, or unauthorized acts, omissions, or misrepresentations.
     (b) In no event shall either party be liable to the other or to any customer procured by Agent for any indirect, special, incidental, or consequential damages for any reason whatsoever, nor shall PAETEC be liable for damages in excess of those which could be awarded to a customer of PAETEC under PAETEC's tariffs.
     (c) PAETEC's entire liability for any failure of its products or services shall be limited to that set forth in its customer contracts or tariffs as filed from time to time with the appropriate state or federal regulatory agency.

13.  Non-Solicitation.
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     (a)  With  respect  to  the  products and services described on Schedule A,
Agent agrees that, for as long as Agent is entitled to receive commissions pursuant to this Agreement, Agent shall not (i) solicit in competition with PAETEC any PAETEC customer, or (ii) induce or attempt to persuade any PAETEC employee to terminate his or her employment relationship; nor shall Agent cause or permit its employees and sub-agents to do so.
     (b) Except as expressly permitted by this Agreement, Agent shall not, during the term of this Agreement or at any time following termination of this Agreement, make use of any list of PAETEC customers or otherwise divulge any trade secrets or other confidential information of PAETEC.
     (c) The following provision shall apply to the interpretation and enforcement of subparagraphs (a) and (b) above: (i) since other remedies cannot fully compensate PAETEC for a violation, PAETEC shall be entitled, in addition to any other remedies or relief available to it, to injunctive relief to prevent a violation or halt a continuing violation of the covenants set forth in subparagraphs (a) and (b) above; (ii) if, in any action before a court or agency empowered to enforce this Agreement, any covenant is found to be unenforceable, such covenant shall be deemed modified to the extent necessary to make it enforceable; and (iii) if PAETEC must commence litigation to enforce its rights under this Section 13, it may also recover its reasonable attorney's fees from Agent in connection with the litigation.
(d) In the event of a violation by Agent of any of the prohibitions set forth in subparagraphs (a) and (b) above, PAETEC may immediately and irrevocably terminate the payment of any and all commissions that may be payable to Agent hereunder, regardless of whether PAETEC seeks or obtains injunctive relief pursuant to sub-paragraph 13(c).
     Throughout the term of this Agreement, Agent shall maintain the following minimum amounts of insurance with an insurance carrier having an A.M. Best rating of "A" or better:
     (a) workers' compensation, with employer's liability of $500,000 per accident, $500,000 per employee, and $500,000 aggregate, with a waiver of subrogation in favor of PAETEC;
     (b) commercial general liability with $1,000,000 per occurrence, and $1,000,000 general aggregate with PAETEC named as an additional insured; and
     (c) Automobile liability for all owned, hired, and non-owned automobiles with $[,000,000 combined single limit with PAETEC named as an additional insured.

     (a) The rights and obligations of PAETEC under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of PAETEC.
     (b) Agent acknowledges that the services to be rendered by Agent are unique and personal. Accordingly, Agent may not assign any of its rights under this Agreement nor delegate any of its duties or obligations under this Agreement without the prior written consent of PAETEC.

16.  Notices.  All notices under this Agreement shall be in writing and shall be
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given  by  personal  delivery,  or  by registered or certified mail or overnight courier, return receipt requested, to the addresses set forth at the beginning of this Agreement (or another address designated by notice), and shall be deemed given upon receipt.

17.  Modification  of Agreement.  This Agreement, including its Schedule(s), may
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only  be  amended, modified, or supplemented by a separate written document duly executed  by  authorized  representatives  of  both  parties.

18.  Waiver.  No  term  or  provision  of this Agreement shall be waived, and no
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breach or default excused, unless such waiver or excuse is in writing and signed by the party to which it is attributed. No consent by a party to, or waiver of, a breach or default, by the other, whether expressed or implied, shall constitute a consent to or waiver of any subsequent breach or default.

19.  Partial  Invalidity. If any provision of this Agreement shall be held to be
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invalid  or  unenforceable,  the  validity  or  enforceability  of the remaining provisions shall not in any way be affected or impaired thereby, but rather this Agreement shall be construed as if not containing the invalid or unenforceable provision. However, if such provision is an essential element of this Agreement, the parties shall promptly attempt to negotiate a substitute therefore.

20.  Governing  Law/.Jurisdiction/Venue. The laws of the State of New York shall
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govern  the  interpretation,  enforcement,  and  validity of this Agreement. Any action or proceeding involving this Agreement shall be commenced and maintained only in the courts of the State of New York. Venue for any action or proceeding so commenced shall be in Monroe County. Each party agrees to be subject to the personal jurisdiction of the courts of New York State.

21.  Rules  of  Construction.  No  rule of construction requiring interpretation
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against  the  draftsman  shall  apply  in  the interpretation of this Agreement.

22. Survival. Any obligations of the parties relating to monies owed, as well as
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any  provisions  of  this  Agreement  relating  to confidentiality, intellectual property, indemnification, limitation of liability, non-solicitation, interference with PAETEC's relationship with its customers, and commencement of legal proceedings shall survive any termination of this Agreement.

23.  Entire  Agreement.  This Agreement, together with the attached Schedule(s),
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represents  the  entire  agreement  of  the  parties with respect to the subject matter hereof and supersedes all other agreements, written or oral, between the parties with respect to its subject matter.

The assent of the parties to this Agreement as of the date set forth at the beginning is established by the following signatures of their duly authorized representatives.

Agent:   Network  Installation  Corporation

/s/  Michael  Cummings
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Michael  Cummings

/s/  Gary  Eisenberger
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Gary  Eisenberger

                               Schedule B Territory
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     Agent  is  authorized to solicit orders on behalf of PAETEC anywhere in the
United States where PAETEC is authorized and certified to do business, subject to the following restrictions:
- Section 3 of this Agreement ("Acceptance of Orders") governs all solicitation and procurement of orders by Agent.
- Customers must be located in the contiguous forty-eight (48) states and must be serviced by one of the following RBOC/HJBC companies:
-    Verizon              -     Southwestern  Bell
-    Bell  South          -     Frontier
-    US  West             -     SNET
-    Pacific  Telesis     -     Cincinnati  Bell
-    Ameritech            -     Sprint  United
- Agent may not solicit any of the following on behalf of PAETEC without the prior written consent of PAETEC:
Information  Providers
-    Internet  Service  Providers
Licensed  Interexchange  Carriers
- Licensed Competitive Local Exchange Carriers Independent Local Exchange Carriers Local Exchange Carriers Colleges and Universities Government Agencies Affinity Groups and Associations Residential Customers